UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2017

Commission file number 000-23446

SUGARMADE, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3008888
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

167 N. Sunset Ave., City of Industry, CA	91744
(Address of principal executive offices)	(Zip Code)

(888) 982-1628
(Registrant's telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Sugarmade Inc., a Delaware corporation (the “Company”) makes the following disclosures pursuant to Regulation FD.

On February 15, 2017, the Company announced it is in the final stages of preparation for its product launch of Sriracha Seasoning Stix, under its licensing agreement with Irwindale, California-based Huy Fong Foods, Inc., the maker of Sriracha Hot Chili Sauce. Seasoning Stix International, LLC, a partner of the Company in this venture, will also be manufacturing a similar product at the site.

Additionally, the Company signed a new lease in Los Angeles, California for a commercial culinary manufacturing facility. The term of the lease is twelve months. The facility will support the manufacture of Sriracha Seasoning Stix, under its licensing agreement with Irwindale, California-based Huy Fong Foods, Inc., the maker of Sriracha Hot Chili Sauce.

The Company plans to make announcements over the coming weeks concerning specific product availability dates and regarding future versions of the Sriracha Seasoning Stix product.

The Company is making this Regulation FD Disclosure as it believes the above is a material event pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934. Members of the Company’s management team will likely be presenting and discussing various aspects of the agreement with suppliers, distributors and other marketing and/or financial partners of the Company over the coming weeks leading up to product testing and launches.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUGARMADE, INC.

Date: February 15, 2017	By:	/s/ Jimmy Chan
Name: Jimmy Chan
Title: Chief Executive Officer

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